Exhibit 4.2

Irvine Sensors Corporation

Shares of Common Stock and Common Stock Warrants

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is made as of December 11, 2003 by and among Irvine Sensors Corporation, a Delaware corporation (the “Company”), and those purchasers set forth on Schedule A attached hereto (each a “Purchaser” and collectively, the “Purchasers”).

1. Purchase and Sale of Securities.

(a) The Securities. Subject to the terms and conditions herein contained, the Company agrees to issue and sell to the Purchasers up to an aggregate of 1,000,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”) to Purchasers, and the Purchasers agree to purchase from the Company, that number of shares of as set forth opposite such Purchaser’s name on Schedule A attached hereto (the “Shares”) at a purchase price of $1.75 per share (the “Purchase Price”). In connection with such purchase, the Company agrees to issue to each Purchaser a Warrant to Purchase Common Stock (a “Warrant”), in substantially the form attached hereto as Exhibit A, to acquire up to one (1) share of Common Stock for every four (4) shares of Common Stock purchased hereunder, up to a aggregate of 250,000 shares of Common Stock (the “Warrant Shares”), as set forth opposite such Purchaser’s name on Schedule A attached hereto. The Shares and the Warrants are sometimes herein collectively referred to as the “Securities.” This Agreement and the Warrants are sometimes herein collectively referred to as the “Transaction Documents.” The Securities will be offered and sold to the Purchasers without such offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, the “Securities Act”), in reliance on exemptions therefrom.

(b) Closing. The closing of the purchase and sale of the Shares hereunder (the “Closing”) shall be held at the offices of Dorsey & Whitney LLP, 38 Technology Drive, Irvine, California 92618, on December 11, 2003, or at such other date as the Purchasers and the Company may agree upon (the “Closing Date”). As soon as reasonably practicable following the Closing Date, the Company shall deliver, or shall have delivered, to the Purchasers, and/or the Escrow Agent (as defined below) for the benefit of the Purchasers, one or more stock certificates evidencing the Shares purchased hereunder and the Warrants registered in the name of the Purchasers or their nominees as per the directions set forth on the signature page hereof, against payment by each Purchaser of the purchase price therefor by wire transfer of immediately available funds to the Company, and/or to the account of the Escrow Agent for the benefit of the Company, in the amounts set forth on Schedule A hereto. In the event the Shares and the Warrants are not delivered to the Purchasers and/or the Escrow Agent, as set forth on Schedule A hereto, within ten (10) business day from the Closing Date, in addition to other rights available to the Purchasers, each Purchaser shall have the right to demand the immediate return of the aggregate Purchase Price paid by such Purchaser.

(c) Escrow. The amount of the aggregate Purchase Price to be paid by the Purchaser at Closing to the account of the Escrow Agent to be held for the benefit of the Company, and the number of Shares and the Warrants to be delivered promptly thereafter to the Escrow Agent by the Company to be held for the benefit of the Purchasers, as set forth on Schedule A hereto, represent the maximum number of Rescission Shares and the Warrants subject to the Rescission Right pursuant to Section 6 hereof, and shall be deposited with the Escrow Agent pursuant to that certain Escrow Agreement dated as of the date hereof between the Company, the Purchasers and Grushko & Mittman, P.C (“Escrow Agent”) in substantially the form attached hereto as Exhibit C hereto, and delivered contemporaneously herewith (the “Escrow Agreement”).

2. Representations and Warranties of the Company. The Company represents and warrants to the Purchasers as follows:

(a) The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, since October 1, 2001 (the “Disclosure Documents”), on a timely basis or has received a valid extension of such time of filing and has filed any such reports prior to the expiration of any such extension. The Disclosure Documents at the time they were filed (after giving effect to any updated disclosures therein) with the Commission, complied in all material respects with the requirements under the Securities Act and /or the Exchange Act, as applicable.

(b) Each of the Company and its operational subsidiaries set forth on Schedule B attached hereto (the “Subsidiaries”) has been duly incorporated and each of the Company and the Subsidiaries is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its business as now conducted as described in the Disclosure Documents and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, properties, or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a “Material Adverse Effect”). The Company has the authorized, issued and outstanding capitalization set forth in the Disclosure Documents (subject to the issuance of shares pursuant to outstanding warrants, options or other convertible securities or pursuant to securities issued under the Company’s stock option plans or employee stock purchase plans, or any other rights to acquire shares described in the Disclosure Documents). Except as set forth in the Disclosure Documents, the Company does not have any subsidiaries and does not own directly or indirectly any of the capital stock or other equity or long-term debt securities of or have any equity interest in any other entity. All of the outstanding shares of capital stock of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. Except as set forth in the Disclosure Documents, no options, warrants or other rights to purchase from the Company or any Subsidiary, agreements or other obligations of the Company or any Subsidiary to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any Subsidiary are outstanding. Except as set forth in the Disclosure Documents, there is no agreement, understanding or arrangement among the Company or any Subsidiary and each of their respective stockholders or any other person relating to the ownership or disposition of any capital stock of the Company or any Subsidiary or the election of directors of the Company or any Subsidiary.

(c) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents. Each of the Transaction Documents has been duly and validly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally or (B) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity) (collectively, the “Enforceability Exceptions”).

(d) The Shares and the Warrants have been duly authorized and, when issued upon payment thereof in accordance with this Agreement, will have been validly issued, fully paid and nonassessable. The Warrant Shares have been duly authorized and validly reserved for issuance, and when issued upon exercise of the Warrants in accordance with the terms thereof and upon payment to the Company of the exercise price therefor (whether by cash or by net exercise pursuant to the terms of the Warrant), will have been validly issued, fully paid and nonassessable.

(e) No consent, approval, authorization, license, qualification, exemption or order of any court or governmental agency or body or third party is required for the performance of the Transaction Documents by the Company or for the consummation by the Company of any of the transactions contemplated thereby, or the application of the proceeds of the issuance of the Securities as described in the this Agreement, except for such consents, approvals, authorizations, licenses, qualifications, exemptions or orders (i) as have been obtained or (ii) the failure to obtain which would not have a Material Adverse Effect.

(f) None of the Company or the Subsidiaries is (i) in material violation of its Certificate of Incorporation or Bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, which breach or violation would, individually or in the aggregate, have a Material Adverse Effect, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject, which default would have a Material Adverse Effect.

(g) The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby and the fulfillment of the terms thereof will not (a) violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (i) the terms or provisions of any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which any of the Company or the Subsidiaries is a party or to which any of their respective properties or assets are subject, (ii) the certificate of incorporation or bylaws of any of the Company or the Subsidiaries (or similar organizational document) or (iii) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or the Subsidiaries or any of their respective properties or assets or (b) result in the imposition of any lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company or any of the Subsidiaries, which violation, conflict, breach, default or lien would have a Material Adverse Effect.

(h) The audited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations, cash flows and changes in stockholders’ equity of the entities, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis. The interim unaudited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations and cash flows of the entities, at the dates and for the periods to which they relate, subject to year-end audit adjustments and have been prepared in accordance with generally accepted accounting principles in the United States (except for year end adjustments and the lack of footnotes), applied on a consistent basis with the audited consolidated financial statements included therein. Grant Thornton LLP, which has examined certain of such financial statements as set forth in its report included in the Disclosure Documents, is an independent certified public accountant as required by the Securities Act for an offering registered thereunder.

(i) Except as described in the Disclosure Documents, there is not pending or, to the knowledge of the Company, overtly threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which any of the Company or the Subsidiaries is a party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the Company or any such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the application of the proceeds therefrom or the other transactions described in the Disclosure Documents.

(j) The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, know-how and other intellectual property rights that are necessary to conduct their businesses as described in the Disclosure Documents, except where the failure to own or possess such rights would not have a Material Adverse Effect. None of the Company or the Subsidiaries has received any written notice of infringement of (or knows of any such infringement of) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights, know-how or other intellectual property rights that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

(k) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals currently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Disclosure Documents (“Permits”), except where the failure to obtain or possess such Permits would not have a Material Adverse Effect. None of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Disclosure Documents or except where such revocation or modification would not have a Material Adverse Effect.

(l) Subsequent to the respective dates as of which information is given in the Disclosure Documents and except as described therein, (i) the Company and the Subsidiaries have not incurred any material liabilities or obligations, direct or contingent; (ii) the Company and the Subsidiaries have not purchased any of their respective outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on any of their respective capital stock or otherwise (other than, with respect to any of such Subsidiaries, the purchase of capital stock by the Company), (iii) there has not occurred any event or condition that has, or could reasonably be expected to have, a Material Adverse Effect, and (iv) the Company and the Subsidiaries have not sustained any material loss or interference with respect to their respective businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding.

(m) There are no material legal or governmental proceedings nor are there any material contracts or other documents required by the Securities Act to be described in a prospectus that are not described in the Disclosure Documents. Except as described in the Disclosure Documents, none of the Company or the Subsidiaries is in default under any of the material contracts described in the Disclosure Documents, has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except for such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

(n) Each of the Company and the Subsidiaries has good and marketable fee simple title to all real property and good and marketable title to all personal property described in the Disclosure Documents as being owned by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Disclosure Documents or such as would not, individually or in the aggregate, have a Material Adverse Effect. All material leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or any such Subsidiary, are, to the knowledge of the Company, valid and enforceable against the other party or parties thereto and are in full force and effect.

(o) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon. Other than tax deficiencies which the Company or any Subsidiary is contesting in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles, there is no tax deficiency that has been asserted against the Company or any Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect.

(p) None of the Company or the Subsidiaries is, or immediately after the Closing Date will be, required to register as an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(q) None of the Company or the Subsidiaries or, to the knowledge of the Company, any of such entities’ directors, officers, employees, agents or controlling persons, has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Securities Act or the Exchange Act, or otherwise, in, or that has constituted, stabilization or manipulation of the price of the Common Stock.

(r) None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) directly, or through any agent, engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

(s) Except as set forth in the Disclosure Documents, there is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries which is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened.

(t) The Company is insured by insurers of recognized financial responsibility against such losses and in such amounts that are reasonably prudent and comparable to other companies of its size and similar business. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(u) Except as set forth in the Disclosure Documents, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of such services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments in excess of

$60,000 to or from any officer director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(v) The Company will not pay any claims for services, either in the nature of a finder’s fee or financial advisory fee, with respect to the offering of the Shares and the transactions contemplated by the Transaction Documents.

(w) The Common Stock is listed on the Nasdaq SmallCap Market. The Company currently is not in violation of, and the consummation of the transactions contemplated by the Transaction Documents will not violate, any rule of the National Association of Securities Dealers, Inc. The Shares and the Warrant Shares will be listed on the Nasdaq SmallCap Market immediately following their issuance.

(x) The Company is eligible to use Form S-3 for the resale of the Shares and the Warrant Shares by the Purchasers or their transferees.

(y) The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers.

(z) The Company shall not sell any security in a manner that the Company believes would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of the Nasdaq SmallCap Market. The Company believes that the offer and sale of the Securities pursuant to this Agreement, excluding the Rescission Shares (as defined below) and the related Warrants, does not integrate with prior offerings of securities by the Company for purposes of the rules and regulations of the Nasdaq SmallCap Market.

3. Conditions of the Purchaser’s Obligations. The obligation of each Purchaser to purchase and pay for the Securities is subject to the following conditions unless waived in writing by such Purchaser:

(a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date. The Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(b) None of the issuance and sale of the Securities pursuant to this Agreement or any of the transactions contemplated by any of the other Transaction Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued in respect thereof. There shall not have been any legal action, order, decree or other administrative proceeding instituted or, to the Company’s knowledge, threatened against the Company or against any Purchaser relating to the issuance of the Securities or any Purchaser’s activities in connection therewith or any other transactions contemplated by this Agreement, the other Transaction Documents or the Disclosure Documents.

(c) The Purchasers shall have received a certificate, dated the Closing Date and signed by the Chief Financial Officer of the Company to the effect of paragraphs 3(a) and (b).

(d) The Purchasers shall have received an opinion of Dorsey & Whitney LLP, counsel to the Company, with respect to the authorization of the Shares, the Warrants and the Warrant Shares and certain other customary matters.

(e) The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Transaction Documents.

4. Representations and Warranties of the Purchasers.

(a) Purchaser represents and warrants to the Company that the Securities to be acquired by it hereunder (including the Warrant Shares that it may acquire upon exercise of the Warrants) are being acquired for its own account for investment (and/or on behalf of managed accounts who are purchasing solely for their own accounts for investment) and with no intention of distributing or reselling such Securities (including the Warrant Shares that it may acquire upon exercise of the Warrants, as the case may be) or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any State, without prejudice, however, to a Purchaser’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Shares or Warrant Shares under an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration. By executing this Agreement, each Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any Person with respect to any of the Securities.

(b) Purchaser understands that the Securities (including the Warrant Shares that it may acquire upon exercise of the Warrants) have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (a) pursuant to an exemption from registration under the Securities Act (and, if requested by the Company, based upon an opinion of counsel acceptable to the Company) or pursuant to an effective registration statement under the Securities Act and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

(c) Purchaser agrees to the imprinting, so long as appropriate, of the following or similar legend on the Securities (including the Warrant Shares that it may acquire upon exercise of the Warrants), together with any other legends required under the State Securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH

RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL TO THE EFFECT THAT THE PROPOSED TRANSACTION DOES NOT INVOLVE A VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.

(d) Each Purchaser agrees that, in connection with any transfer of the Shares or the Warrant Shares by it pursuant to an effective registration statement under the Securities Act, such Purchaser will comply with all prospectus delivery requirements of the Securities Act.

(e) Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act.

(f) Purchaser represents and warrants to the Company that it, or its general partner, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, having been represented by counsel, and has so evaluated the merits and risks of such investment and is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

(g) Purchaser represents and warrants to the Company that (i) the purchase of the Securities to be purchased by it has been duly and properly authorized and this Agreement has been duly executed and delivered by it or on its behalf and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principals of equity; (ii) the purchase of the Securities to be purchased by it does not conflict with or violate its limited partnership agreement, operating agreement or other charter documents, or any law, regulation or court order applicable to it; and (iii) the purchase of the Securities to be purchased by it does not impose any penalty or other onerous condition on Purchaser under or pursuant to any applicable law or governmental regulation.

(h) Purchaser represents and warrants to the Company that neither it nor any of its directors, officers, employees, agents, partners, members or controlling persons has taken, directly or indirectly, any actions designed, or might reasonably be expected to cause or result, under the Securities Act or Exchange Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of the Company’s Common Stock.

(i) Purchaser acknowledges it has reviewed the Disclosure Documents and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities and (ii) access to information about the Company and the Company’s financial condition, results of operations, business, properties and management.

(j) Purchaser represents and warrants to the Company that it has based its investment decision solely upon the information contained in the Disclosure Documents and such other information as may have been provided to it by the Company in response to its inquiries, and has not based its investment decision on any research or other report regarding the Company prepared by any third party (“Third Party Reports”). Purchaser understands and acknowledges that (i) the Company does not endorse any Third Party Reports and (ii) its actual results may differ materially from those projected in any Third Party Report.

(k) Purchaser understands and acknowledges that (i) any forward-looking information included in the Disclosure Documents supplied to Purchaser by the Company or its management is subject to risks and uncertainties, including those risks and uncertainties set forth in the Disclosure Documents (and in particular the “Risk Factors” section of the Company’s most recent annual or quarterly report filed with the Commission) and (ii) the Company’s actual results may differ materially from those projected by the Company or its management in such forward-looking information.

(l) Purchaser agrees to furnish to the Company certified statement as to the number of shares of Common Stock beneficially owned by such Purchaser and identification of the person or persons that has voting and dispositive control over the Registrable Securities in connection with the Company’s preparation of the Registration Statement (as defined below).

5. Termination.

(a) This Agreement may be terminated in the sole discretion of the Company by notice to Purchasers if at the Closing Date:

(i) the representations and warranties made by Purchasers in Section 4 are not true and correct in all material respects;

(ii) as to the Company, the sale of the Securities hereunder (i) is prohibited or enjoined by any applicable law or governmental regulation or (ii) subjects the Company to any penalty, or in its reasonable judgment, other onerous condition under or pursuant to any applicable law or government regulation that would materially reduce the benefits to the Company of the sale of the Securities to such Purchaser, so long as such regulation, law or onerous condition was not in effect in such form at the date of this Agreement; or

(iii) the Company has been unable to obtain the consent to the issuance of these Securities by the shareholders holding the requisite number of outstanding shares purchased under that certain Common Stock Purchase Agreement dated September 23, 2003 among the Company and the purchasers thereto (the “Prior Purchase Agreement”).

(b) This Agreement may be terminated in the sole discretion of Purchasers by notice to the Company given in the event that the Company shall have failed, refused or been unable to satisfy all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date or if after the execution and delivery of this Agreement and prior to the Closing Date trading in securities of the Company or in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National or SmallCap Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange.

(c) This Agreement may be terminated by mutual written consent of both parties.

6. Rescission Right.

(a) If, prior to December 26, 2003 (the “Rescission Deadline”), the Nasdaq Stock Market determines that stockholder approval is required for the issuance of any of the Securities, and notifies the Company of such determination in writing, the sale of up to 600,000 of the Shares (the “Rescission Shares”) and the Warrants sold or issued hereunder may be rescinded, at the Company’s sole option, and the Purchase Price paid by the Purchasers for such Rescission Shares shall be immediately refunded to the Purchaser. The exact number of Rescission Shares that may be repurchased, up to a maximum of 600,000 Shares, shall be the minimum number of shares necessary to satisfy the Nasdaq Stock Market that no stockholder approval is necessary in connection with the sale of the Securities to the Purchasers.

(b) Any rescission effected pursuant to this Section 6 shall be made on a pro rata basis among the Purchasers in proportion to the number of Shares then held by them. This Rescission Right shall be exercisable by giving written notice to each Purchaser in accordance with the notice provisions of Section 12 below (the “Rescission Notice”), and to the Escrow Agent in accordance with the Escrow Agreement, which notice shall indicate (1) the exact number of Rescission Shares to be rescinded, (2) the aggregate price to be refunded to the Purchaser for the Rescission Shares to be rescinded (the “Rescission Price”), and (3) the date on which such rescission is to be effected, such date to not be more than eight (8) days after the date of the Rescission Notice (the “Rescission Date”).

(c) In the event of such a rescission, the Purchaser shall surrender its right to the Rescission Shares and the Purchaser shall be entitled to receive payment of the Rescission Price. The Company shall promptly direct the Escrow Agent to pay to the Purchasers, out of the funds which have been deposited in escrow with the Escrow Agent, the Rescission Price for the Rescission Shares. In the event of a rescission for less that the maximum number of Rescission Shares, the Company shall promptly issue a new certificate or certificates representing the balance of the Shares not rescinded, and the balance of the funds held in escrow shall be forwarded to the Company by the Escrow Agent.

(d) Notwithstanding that the certificates evidencing any such shares so called for rescission shall not have been surrendered, such Rescission Shares shall be cancelled and shall no longer be deemed to be outstanding, the Purchaser shall cease to be a stockholder with respect to such Rescission Shares, and all rights whatsoever with respect to such Rescission Shares (except for the right of the holders thereof to receive the Rescission Price without interest upon surrender of their certificates) shall terminate.

(e) In order to enforce the Rescission Right as set forth in this Section 6, the Company may further impose stop-transfer instructions on the Shares.

(f) If the Company exercises its Rescission Right pursuant to this Section 6, the Warrants shall be cancelled in their entirety and shall not be exercisable pursuant to their terms. In this event, the Company hereby agrees to issue to the Purchasers as of the Rescission Date warrants to purchase up to one (1) share of Common Stock for every four (4) Shares purchased hereunder and not so rescinded (the “Replacement Warrants”), which Replacement Warrants shall be in substantially the same form as the Warrants, except that the exercise price per share thereof shall be equal to the market price of the Common Stock, such market price to equal the five day average of the closing bid price of the Common Stock as of the Closing Date or as otherwise calculated in accordance with the rules of the Nasdaq Stock Market so that no stockholder approval is required for the issuance of the Replacement Warrants. The Company shall promptly deliver to Purchasers any such Replacement Warrants at the address set forth on the signature page hereto.

7. Registration.

(a) As promptly as possible, and in any event on or prior to thirty (30) days from the Closing Date, the Company shall prepare and file with the Commission a Registration Statement (the “Registration Statement”) covering the resale of all of the Shares and the Warrant Shares (the “Registrable Securities”) for an offering to be made on a continuous basis pursuant to Rule 415; provided, however, that the above-referenced deadline shall be extended for any period of time for which the Company is unable to file the Registration Statement solely due to the failure of any of the Purchasers to provide the information regarding the Registration Statement reasonably requested by the Company. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form and shall contain (except if otherwise directed by the Purchasers or the Commission) the “Plan of Distribution” in substantially the form attached hereto as Exhibit B.

(b) The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission as promptly as possible after the filing thereof, but in any event prior to the 120 days from the Closing Date, but the Company shall not be liable for any damages should such effectiveness be delayed by reason of the SEC review process or by failure of the Purchaser to provide information regarding the Registration Statement reasonably requested by the Company. The Company shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the second anniversary of the Effective Date or such earlier date when all Registrable Securities covered by such Registration Statement have been sold (the “Effectiveness Period”). If the Company receives notification from the Commission that the Registration Statement will receive no action or review from the Commission, then the Company will request that the Registration Statement become effective within five (5) trading days after such notification. The Company shall notify each Purchaser as promptly as possible (and in any event within one (1) trading day) after receiving notification from the Commission that the Registration Statement has been declared effective.

(c) Notwithstanding anything in this Agreement to the contrary, the Company may, by written notice to the Purchasers, suspend sales under a Registration Statement after the Effective Date thereof and/or require that the Purchasers immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any subsequent Registration Statement if the Company is engaged in a material merger, acquisition or sale and the Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such sales activity it would be materially detrimental to the Company (other than relating solely to the price of the Common Stock). Upon receipt of such notice, each Purchaser shall immediately discontinue any sales of Registrable Securities pursuant to such registration until such Purchaser has received copies of a supplemented or amended prospectus or until such Purchaser is advised in writing by the Company that the then-current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Company’s Board of Directors) the failure to require such suspension would be materially detrimental to the Company. Immediately after the end of any suspension period under this Section, the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the Purchasers to publicly resell their Registrable Securities pursuant to such effective Registration Statement.

(d) The Company shall not, prior to the date the Registration Statement is declared effective by the Commission, prepare and file with the Commission a registration statement relating to an offering solely for the account of others under the Securities Act of any of its equity securities, except that the Company may file a registration statement on its own account if all of the Registrable Securities are included in such registration statement or may file any amendments or supplements to any of its previously filed and effective registration statements if deemed appropriate, advisable or necessary by the Company’s counsel, provided that no additional previously unregistered securities are included in such amendments or supplements.

8. Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Prior to the filing of the Registration Statement or any related prospectus or any amendment or supplement thereto, the Company shall (i) furnish to each Purchaser and any one counsel designated by the Purchaser (“Purchaser Counsel”) copies of all such documents proposed to be filed (other than those incorporated or deemed to be incorporated by reference), which documents will be subject to the review of such Purchaser and Purchaser Counsel, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of Purchaser Counsel, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any prospectus or any amendments or supplements thereto to which Purchasers holding a majority of the Registrable Securities shall reasonably object in good faith.

(b) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within twenty (20) trading days, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto, and as promptly as reasonably possible provide the Purchasers, upon request, true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Purchasers thereof set forth in the Registration Statement as so amended or in such prospectus as so supplemented.

(c) Notify the Purchasers of Registrable Securities as promptly as reasonably possible, and, if requested by any such Purchaser, confirm such notice in writing no later than one (1) trading day thereafter, of any of the following events: (i) the Commission comments in writing on any Registration Statement (in which case the Company shall deliver to each Purchaser, if requested, a copy of such comments and of all written responses thereto); (ii) any Registration Statement or any post-effective amendment is declared effective; (iii) the Commission or any other Federal or state governmental authority requests any amendment or supplement to any Registration Statement or prospectus or requests additional information related thereto; (iv) the Commission issues any stop order suspending the effectiveness of any Registration Statement or initiates any proceedings for that purpose; (v) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction; or (vi) the financial statements included in any Registration Statement become ineligible for inclusion therein or any statement made in any Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Use its commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e) Furnish to each Purchaser, upon request, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules and all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Purchaser, and all exhibits to the extent requested by such Purchaser (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(f) Promptly deliver to each Purchaser, without charge, as many copies of the prospectus or prospectuses and each amendment or supplement thereto as such Purchasers may reasonably request in connection with resales by the Purchaser of the Registrable Securities. The Company hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the selling Purchasers in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto.

(g) Prior to any resale of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with the selling Purchasers and the Purchaser Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Purchaser requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(h) If requested by Purchasers, cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to transferee, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Purchasers may request, and provided further that if Registrable Securities were sold pursuant to a Registration Statement and in compliance with the prospectus delivery and other federal and applicable state securities requirements, facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to transferee without legend.

(i) Upon the occurrence of any event described in Section 8(c)(vi), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j) Cooperate with any due diligence investigation undertaken by the Purchasers in connection with the sale of Registrable Securities, including without limitation by making available any documents and information; provided that the Company will not deliver or make available to any Purchaser material, nonpublic information unless such Purchaser specifically requests in advance to receive reasonable material, nonpublic information in writing and such Purchaser executes a confidentiality agreement in form and substance acceptable to Company’s counsel.

9. Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such holder to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

10. Securities Laws Disclosure; Publicity; Non-Public Information. The Company may, following the Closing Date, issue a press release or file a Current Report on Form 8-K, in each case reasonably acceptable to the Purchasers disclosing the transactions contemplated hereby and (ii) make such other filings and notices in the manner and time required by the Commission. The Company and the Purchasers shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement without the prior consent of the other, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

11. Indemnification

(a) Indemnification by the Company with Respect to the Transaction Documents. The Company will indemnify and hold the Purchasers and their respective directors, officers, shareholders, partners, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Purchaser Party may suffer or incur as a result of or relating to (a) any misrepresentation, breach or inaccuracy of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the Transaction Documents or (b) any cause of action, suit or claim brought or made against such Purchaser Party and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any of the other Transaction Documents as of the Closing Date.

(b) Indemnification by the Company with Respect to the Registration Statement. The Company shall indemnify and hold harmless each Purchaser, and the officers, directors, agents and employees of each of them, each person who controls any such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all Losses, to the extent arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Purchaser furnished to the Company by such Purchaser expressly for use therein, or to the extent that such information relates to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser expressly for use in the Registration Statement, such prospectus or such form of prospectus or in any amendment or supplement thereto (it being understood that the Purchaser has approved Exhibit B hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 7(c) or Section 8(c)(iv)-(vi), the use by such Purchaser of a suspended, disqualified, outdated or defective prospectus unless the Company has notified such Purchaser in writing that the prospectus is suspended, disqualified, outdated or defective.

(c) Indemnification by Purchasers. Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based upon: (x) such Purchaser’s failure to comply with the prospectus delivery requirements of the Securities Act; provided, each Purchaser, jointly and not severally with the other Purchasers, acknowledges and agrees that any of such Purchaser’s assignees that receive any Registrable Securities upon transfer or sale from the Purchaser must also comply with the prospectus delivery requirements of the Securities Act upon resale of the Registrable Securities and accordingly, such Purchaser agrees that the indemnification provided for hereunder shall cover resales of the Registrable Securities by its assignees; or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished by such Purchaser to the Company specifically for inclusion in the Registration Statement or such prospectus or (ii) to the extent that such untrue statements or omissions are based solely upon information regarding such Purchaser furnished to the Company by such Purchaser expressly for use therein, or to the extent that such information relates to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities (it being understood that the Purchaser has approved Exhibit B hereto for this purpose), such prospectus or such form of prospectus or in any amendment or supplement thereto; or (z) in the case of an occurrence of an event of the type specified in Section 7(c) or Section 8(c)(iv)-(vi), the use by such Purchaser of a suspended, disqualified, outdated or defective prospectus after the Company has notified such Purchaser in writing that the prospectus is suspended, disqualified, outdated or defective.

(d) Conduct of Indemnification Proceedings. If any action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding,

such as a deposition), whether commenced or threatened (a “Proceeding”) shall be brought or asserted against any party entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the party from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) trading days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is not entitled to indemnification hereunder, determined based upon the relative faults of the parties.

12. Notices. All communications hereunder shall be in writing and shall be hand delivered, mailed by U.S. certified mail, couriered by next-day air courier or by facsimile and confirmed in writing (i) if to the Company, at the addresses set forth below, or (ii) if to a Purchaser, to the address(es) set forth on the signature page hereto.

If to the Company:

Irvine Sensors Corporation

3001 Redhill Avenue

Costa Mesa, California 92650

Attention: Chief Financial Officer

Facsimile: (714) 444-8773

with a copy to:

Dorsey & Whitney LLP

38 Technology Drive

Irvine, California 92618

Attention: Ellen S. Bancroft, Esq.

Facsimile: (949) 932-3601

All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) five business days after being deposited in the U.S. mail, postage prepaid, if mailed certified mail, return receipt requested; (iii) one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; (iv) the date of transmission if sent via facsimile to the facsimile number as set forth in this Section or the signature page hereof prior to 6:00 p.m. on a business day, or (v) the business day following the date of transmission if sent via facsimile at a facsimile number set forth in this Section or on the signature page hereof after 6:00 p.m. or on a date that is not a business day. Change of a party’s address or facsimile number may be designated hereunder by giving notice to all of the other parties hereto in accordance with this Section.

13. Successors. This Agreement shall inure to the benefit of and be binding upon the Purchasers and the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person. The Company may not assign this Agreement or any rights or obligation hereunder without the prior written consent of each Purchaser. Any Purchaser may assign any or all of its rights under this Agreement to any person to whom such Purchaser assigns or transfers any Securities, provided (i) the Purchaser provides prior written notice of such assignment or transfer to the Company; (ii) the transfer of any such Securities is made pursuant to an available exemption from, or is not subject to, the registration requirements of the Securities Act or applicable state securities laws; (ii) such transferee agrees in writing to be bound with respect to the transferred Securities by the provisions hereof that apply to the “Purchasers.”

14. No Waiver; Modifications in Writing. No failure or delay on the part of the Company or any Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by the Company or any Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth above. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of each of the Company and the Purchasers holding at least a majority of the Shares then outstanding. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or any Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

15. Specific Enforcement, Consent to Jurisdiction. The Company and Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

16. Entire Agreement. This Agreement, together with Transaction Documents constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof and thereof.

17. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby.

18. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO PROVISIONS RELATING TO CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this Agreement in the presence of the other parties to this Agreement, and such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

20. Attorney’s Fees. If either party to this Agreement shall bring any action, suit, counterclaim, appeal, arbitration, or mediation for any relief against the other, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder, the losing party shall pay to the prevailing party a reasonable sum for attorneys’ fees and costs incurred in bringing and prosecuting such action and/or enforcing any judgment, order, ruling or award.

21. Wire Transfer Instructions of the Company. The Purchaser Price payable to the Company by each Purchaser shall be wire transferred as follows: .

U.S. Bank of California

4100 Newport Place

Newport Beach, CA 92660

ABA Routing # 122235821

Acct Name: Irvine Sensors Corporation

Account # 1 638 0054 0060

Bank Contact: Karen Randazzo, (949) 863-2327

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Company:	IRVINE SENSORS CORPORATION

	By:	/s/ John J. Stuart, Jr.
John J. Stuart, Jr.
Chief Financial Officer

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

[ IRSN’S PURCHASER SIGNATURE PAGE]

Purchaser:	LONGVIEW FUND, L.P.

	By:	/s/ S. Michael Rudolph
Name: S. Michael Rudolph

Aggregate Purchase Price: $700,000.00
Number of Shares Purchased: 400,000

Address for Notice:

1325 Howard Avenue #422

Burlingame, CA 94010

Attention: S. Michael Rudolph

Tel: (650) 340-1074

Fax: (650) 343-2506

Exact Name as to Appear on Stock Certificate
Evidencing the Shares

Address for Delivery of the Shares and the Warrants

(if different than above)

Attention:
Facsimile:

with a copy to:

Grushko & Mittman, P.C.

551 Fifth Avenue, Suite 601

New York, N.Y. 10176

Attention: Edward Grushko

Facsimile: (212) 697-3575

[SIGNATURE PAGE CONTINUES ]

[ IRSN’S PURCHASER SIGNATURE PAGE ]

Purchaser:	LONGVIEW EQUITY FUND, LP

	By:	/s/ Wayne H. Coleson
Name: Wayne H. Coleson, Investment Manager

Aggregate Purchase Price: $497,000.00
Number of Shares Purchased: 284,000

Address for Notice:

25 Longview Ct.

Hillsborough, CA 94010

Attention: S. Michael Rudolph

Tel: (650) 340-1074

Fax: (650) 343-2506

LONGVIEW EQUITY FUND, LP
Exact Name as to Appear on Stock Certificate
Evidencing the Shares

Address for Delivery of the Shares and the Warrants

(if different than above)

Attention:
Facsimile:

with a copy to:

Grushko & Mittman, P.C.

551 Fifth Avenue, Suite 601

New York, N.Y. 10176

Attention: Edward Grushko

Facsimile: (212) 697-3575

[SIGNATURE PAGE CONTINUES ]

[ IRSN’S PURCHASER SIGNATURE PAGE ]

Purchaser:	LONGVIEW INTERNATIONAL EQUITY FUND, LP

	By:	/s/ Wayne H. Coleson
Name: Wayne H. Coleson, Investment

Aggregate Purchase Price: $203,000.00
Number of Shares Purchased: 116,000

Address for Notice:

25 Longview Ct.

Hillsborough, CA 94010

Attention: S. Michael Rudolph

Tel: (650) 340-1074

Fax: (650) 343-2506

LONGVIEW INTERNATIONAL EQUITY FUND, LP
Exact Name as to Appear on Stock Certificate
Evidencing the Shares

Address for Delivery of the Shares and the Warrants

(if different than above)

Attention:
Facsimile:

with a copy to:

Grushko & Mittman, P.C.

551 Fifth Avenue, Suite 601

New York, N.Y. 10176

Attention: Edward Grushko

Facsimile: (212) 697-3575

[SIGNATURE PAGE CONTINUES ]

[ IRSN’S PURCHASER SIGNATURE PAGE ]

Purchaser:	ALPHA CAPITAL AKTIENGESELLSCHAFT

	By:	/s/ Konrad Ackerman
Name: Konrad Ackerman
Title: Director

Aggregate Purchase Price: $175,000.00
Number of Shares Purchased: 100,000

Address for Notice:

Pradafant 7

9490 Furstentums

Vaduz, Lichtenstein

Fax: 011-42-32323196

Alpha Capital AG
Exact Name as to Appear on Stock Certificate
Evidencing the Shares

Address for Delivery of the Shares and the Warrants

(if different than above)

Attention:
Facsimile:

with a copy to:

Grushko & Mittman, P.C.

551 Fifth Avenue, Suite 601

New York, N.Y. 10176

Attention: Edward Grushko

Facsimile: (212) 697-3575

[SIGNATURE PAGE CONTINUES ]

[ IRSN’S PURCHASER SIGNATURE PAGE ]

Purchaser:	GAMMA OPPORTUNITY CAPITAL PARTNERS, LP

	By:	/s/ Christopher Rossman
Name: Christopher Rossman
Title: Managing Director

Aggregate Purchase Price: $175,000.00
Number of Shares Purchased: 100,000

Address for Notice:

British Colonial Centre of Commerce

One Bay Street, Suite 401

Nassau (NP), The Bahamas

Fax: (242) 322-6657

GAMMA OPPORTUNITY CAPITAL PARTNERS, LP
Exact Name as to Appear on Stock Certificate
Evidencing the Shares

Address for Delivery of the Shares and the Warrants

(if different than above)

c/o LH Financial Services

Central Park South, Suite 2701, NY, NY 10019

Attention: C. Rossman

Facsimile: 212 586 5244

with a copy to:

Grushko & Mittman, P.C.

551 Fifth Avenue, Suite 601

New York, N.Y. 10176

Attention: Edward Grushko

Facsimile: (212) 697-3575

[SIGNATURE PAGE CONTINUES]

Schedule A

Schedule of Purchasers

Name of Purchaser	Aggregate No. of Shares Purchased at Closing	Purchase Price per Share	Aggregate Purchase Price	Purchase Price Delivered to Company at Closing	Purchase Price Delivered to Escrow Agent at Closing	No. of Shares Delivered to Purchaser at Closing	No. of Shares Delivered to Escrow Agent at Closing	Agg. No. of Warrants Issued at Closing and Delivered to Escrow Agent	No. of Replacement Warrants Issauble upon Cancellation of Warrants, assuming Full Exercise of Rescission Right
Longview Equity Fund, LP	284,000	$1.75	$497,000.00	$198,800.00	$298,200.00	113,600	170,400	71,000	28,400
Longview International Equity Fund, LP	116,000	$1.75	$203,000.00	$81,200.00	$121,800.00	46,400	69,600	29,000	11,600
Longview Fund, LP	400,000	$1.75	$700,000.00	$280,000.00	$420,000.00	160,000	240,000	100,000	40,000
Alpha Capital Aktiengesellschaft	100,000	$1.75	$175,000.00	$70,000.00	$105,000.00	40,000	60,000	25,000	10,000
Gamma Opportunity Capital Partners, LP	100,000	$1.75	$175,000.00	$70,000.00	$105,000.00	40,000	60,000	25,000	10,000

Total	1,000,000		$1,750,000.00	$700,000.00	$1,050,000.00	400,000	600,000	250,000	100,000